Exhibit 3.3

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

INTAKE COMMUNICATIONS, INC.

Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the President of InTake Communications, Inc. (hereinafter the “Corporation”), a Florida corporation, does hereby certify as follows:

FIRST:  The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on December 24, 2009 (Document No. P09000102806) (the “Articles of Incorporation”).

SECOND:  This amendment to the Articles of Incorporation was approved and adopted on January 6, 2011, by all of the Directors of the Corporation and by shareholders owning a majority of the Corporation’s common stock, being its sole class of voting securities.

THIRD:  To effect the foregoing, the text of Article I of the Articles of Incorporation is hereby deleted and replaced in its entirety as follows:

ARTICLE I

CORPORATE NAME

The name of this Corporation shall be:  Game Face Gaming, Inc.

FOURTH:  That at the effective time of this amendment, each share of Common Stock of the Corporation issued and outstanding as of the record date set by the Corporation's Board of Directors shall be subject to a thirteen (13) for one (1) forward split in the form of a dividend with all fractional shares rounded to the nearest whole share.  Such forward split shall not affect (i) the number of authorized shares of the Corporation's common stock, or (ii) the par value of the Corporation's common stock which shall remain $0.0001 per share.

FIFTH:  The effective time of these Articles of Amendment to the Articles of Incorporation is close of business on January 25, 2011.

SIXTH:  The foregoing amendments were adopted by all of the Directors on January 6, 2011 and by the holder of a majority of the Common Stock of the Corporation pursuant to the Florida Business Corporation Act on January 6, 2011.  Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 6th day of January, 2011

InTake Communications, Inc.

By:	/s/ Ron Warren
Ron Warren, President